Exhibit 10.4

ASSEMBLY BIOSCIENCES, INC.

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Investor Rights Agreement (this “Amendment”) is dated as of June 17, 2024, by and between Assembly Biosciences, Inc., a Delaware corporation (the “Company”), and Gilead Sciences, Inc., a Delaware corporation (“Gilead,” and together with the Company, the “Parties”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in that certain Investor Rights Agreement, dated as of October 15, 2023, by and between the Company and Gilead (the “Agreement”).

WHEREAS, the Parties desire to amend certain terms in the Agreement.

WHEREAS, Section 8.4 of the Agreement provides that the Agreement may only be amended by a writing signed by an authorized officer of each of the Company and Gilead.

WHEREAS, the undersigned constitute the requisite parties.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Gilead agree to amend the Agreement as follows:

1. Amendment.

(a)	Section 1.1.20 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.1.20 ‘Equity Financing’ means the first Qualified Equity Financing that is consummated within twelve (12) months of the Effective Date.”

(b)	Section 1.1.46 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.1.46 ‘Registrable Securities’ means shares of Common Stock acquired by Gilead from the Company at any time (including any shares of Common Stock issued to Gilead upon conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for shares of Common Stock) and shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such shares; provided, however, that securities shall cease to be Registrable Securities if they (a) have been disposed of pursuant to a registration statement declared effective by the Commission, (b) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (c) are transferred by a Holder in violation of Article 5.”

(c)	Section 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“5.5 Equity Financing. The Company shall use good faith efforts to complete the Equity Financing within twelve (12) months of the Effective Date.”

2. Limited Effect. Except as specified in this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

3. Binding Nature. Pursuant to Section 8.4 of the Agreement, this Amendment shall be binding upon the Parties.

4. Entire Agreement. This Amendment together with the Agreement, the Collaboration Agreement, including the appendices and schedules attached thereto and the Ancillary Agreements (as defined in the Collaboration Agreement), and the Investor Rights Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

5. Governing Law. This Amendment shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

6. Counterparts; Electronic Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file (including any “.pdf” including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., a signature applied with DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature page follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Investor Rights Agreement to be duly executed by their respective authorized signatories as of June 17, 2024.

Assembly Biosciences, Inc.

By:	/s/ Jason A. Okazaki
	Name:	Jason A. Okazaki
	Title:	Chief Executive Officer and President

Gilead Sciences, Inc.

By:	/s/ Andrew Dickinson
	Name:	Andrew Dickinson
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Investor Rights Agreement